Final Transcript

Conference Call Transcript

LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

Event Date/Time: Nov. 05. 2009 / 11:00AM ET

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

CORPORATE PARTICIPANTS

 Lisa Soares
 Lexington Realty Trust - IR

 Will Eglin
 Lexington Realty Trust - President, CEO, and COO

 Pat Carroll
 Lexington Realty Trust - EVP, CFO, and Treasurer

 Natasha Roberts
 Lexington Realty Trust - EVP & Director of Real Estate

CONFERENCE CALL PARTICIPANTS

 Sheila McGrath
 Keefe, Bruyette & Woods - Analyst

 John Guinee
 Stifel Nicolaus - Analyst

 Anthony Paolone
 JPMorgan Chase & Co. - Analyst

 PRESENTATION

Operator

 Good morning and welcome to the Lexington Realty Trust third-quarter 2009 earnings conference call. Today's call is being recorded. At this time, all participants have been placed in a listen-only mode, and the floor will be open for your questions following the presentation.

It is now my pleasure to turn the floor over to your host, Ms. Lisa Soares with Investor Relations. Please go ahead, ma'am.

  Lisa Soares - Lexington Realty Trust - IR

 Thanks, Christina. Hello and welcome to the Lexington Realty Trust third-quarter conference call. The earnings press release was distributed over the wire this morning, and the release and supplemental disclosure package will be furnished on a Form 8-K.

In the press release and supplemental disclosure package, Lexington has reconciled all historical non-GAAP financial measures to the most directly comparable GAAP measure, in accordance with Regulation G requirements. If you do not receive a copy, these documents are available on Lexington's website at www.lxp.com in the Investor Relations section. Additionally, we are hosting a live webcast of today's call, which you can access in the same section.

At this time, management would like me to inform you that certain statements made during this conference call which are not historical may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Lexington believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Lexington can give no assurance that its expectations will be attained.

Factors and risks that could cause actual results to differ materially from those expressed or implied by forward-looking statements are detailed in today's press release and from time to time in Lexington's filings with the SEC. Lexington does not undertake a duty to update any forward-looking statements.

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

With us today from management are Will Eglin, CEO and President; Robert Roskind, Chairman; Dick Rouse, Chief Investment Officer; Pat Carroll, Chief Financial Officer; Natasha Roberts, Executive Vice President and Director of Real Estate Operations; and other members of management.

I'd like to turn the call over to Will for his opening remarks.

 Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Thanks, Lisa, and welcome to all of you and thank you for joining us today. We're pleased to have delivered strong results in our real estate portfolio for the third quarter of 2009, as we continued to execute well on our opportunities to deleverage the balance sheet, manage our debt maturities, and maintain adequate liquidity through asset sales and retain cash flow.

For the quarter, our reported funds from operations were $0.30 per share after adjusting for a variety of charges as detailed in the earnings release. This compares favorably to our previous annual guidance range of $1.29 to $1.34 per share for 2009, which we lowered today to an expectation of $1.26 to $1.28 per share to reflect the issuance of 7.2 million common shares in connection with our third-quarter dividend and through our direct stock purchase plan and the fact that we do not expect to be recognizing any FFO contribution from Concord Debt Holdings for the remainder of the year.

We have continued to make good progress with respect to our balance sheet. We deleveraged our balance sheet by approximately $68.9 million during the quarter, which included repurchasing $29.2 million face amount of our 5.45% exchangeable notes at a 15% discount.

Subsequent to quarter-end, we repurchased an additional $17.6 million face amount of our exchangeable notes and reduced the amount of bonds currently outstanding to $87.7 million. We believe that at this level, the refinancing risk when the bonds mature in 2012 has been substantially mitigated.

Overall, our balance sheet has been strengthened significantly this year, as we've issued a total of 20.6 million common shares, 13.3 million of which were issued to shareholders in lieu of a cash dividend, at an average price of $3.97 per share.

Throughout the year, we have executed well on property dispositions and related capital recycling. And so far we have sold eight properties for $87.6 million at a weighted-average cap rate of 8%.

As expected, our property disposition volume for the third quarter was less than in prior quarters, as we shifted our focus from selling fully leased properties in order to raise cash to buy back debt, when discounts were very substantial, toward selling assets that aren't performing optimally. Going forward, we believe this strategy will raise cash for additional debt reduction or property acquisitions, reduce future capital expenditures and property operating costs, enhance our cash flow, and support higher occupancy. Over the balance of the year, we believe disposition volume will be $38 million to $54 million, and some properties that we hope to sell this year are more likely to close next year.

Furthermore, it's important to note that the majority of third-quarter proceeds were raised through note sales, as debt markets strengthened, and the Company is carrying $61.4 million of notes receivable on its balance sheet. In 2010, our disposition activities will continue and will be mainly targeted on underperforming assets.

In addition, we retained $18.9 million of capital and further improved our balance sheet flexibility by paying 90% of our recent quarterly dividend in stock. That being said, we continue to manage the Company under the assumption that we will return to paying the dividend in cash for 2010, although any decision with respect to next year's dividend will be made by the Board based upon our taxable income and in the context of economic and capital market conditions.

As mentioned last quarter, we have been and continue to be very focused on managing our debt maturities. As of September 30, 2009, our debts maturing through 2012, including our proportionate share of joint venture debt, totaled $829.7 million and consisted of $406.8 million of consolidated non-recourse mortgage debt, $195 million under our secured credit facility, $11.4 million of joint venture obligations, $105.2 million of exchangeable notes, and $111.3 million at the Concord level.

Subsequent to quarter-end, these maturities were reduced by $21.6 million, when we repurchased additional exchangeable notes and paid down our bank line by $4 million, and we believe they're comfortably manageable.

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

Concord's debt maturities of $111.3 million through 2012 are non-recourse to Lexington, and Lexington has no direct obligation to satisfy such liabilities. We do not intend to invest any additional capital in Concord, which only contributed $500,000 to our funds from operations in the third quarter.

In addition, in the current economic environment, we are unlikely to use any of our financial resources to retire approximately $62.1 million of non-recourse mortgage debt secured by four properties, which matures during this time period.

In view of these facts, as a practical matter we view our 2009 to 2012 total debt maturities as $634.7 million, $191 million of which is our bank lines, which are supported by a borrowing base consisting of 76 properties; $87.7 million are our exchangeable notes; $11.4 million is real state joint venture debt; and $344.7 million is non-recourse mortgage debt.

From a liquidity perspective, to satisfy our debt maturities, we had cash and restricted cash of approximately $80 million at September 30, $95 million of credit line capacity, $210 million in accordion capacity under our secured credit facility, and the potential for property and note sales proceeds. Further, we believe in the current environment that our 2010 mortgage maturities, totaling $83.7 million, can be refinanced with new mortgages of about $72 million, a modest shortfall compared to cash balances and credit line capacity. Our only significant recourse liability not supported by property collateral during this time period are our exchangeable notes, and at $87.7 million principal amount, we believe this refinancing risk has been largely addressed. Further, through 2012, roughly $101.4 million of mortgage debt will have amortized through regular debt service payment, so our leverage will continue to decline over time.

From an execution perspective, we remain highly focused on improving the efficiency of all of our operations. And during the third quarter, general and administrative costs decreased approximately 29% compared to last year, to $5.1 million, relative to $7.1 million in the third quarter last year.

In addition, we had another highly successful quarter with 23 leases executed for 358,000 square feet, and we have executed an additional 265,000 square feet of leases subsequent to quarter-end. This is less than in the first two quarters of the year, but we believe it's because we've done a good job managing our lease rollovers. And we encourage you to review our rollover schedule in our supplemental disclosure package, which now shows that we have about 3% of rental revenue expiring in 2010 and 5% in 2011 in our single-tenant portfolio. We haven't had any material lease defaults, and credit quality has held up very well in spite of current economic conditions.

Now I'll turn the call over to Pat Carroll, our Chief Financial Officer, who will take you through our results in more detail.

 Pat Carroll - Lexington Realty Trust - EVP, CFO, and Treasurer

 Thanks, Will. During the quarter, Lexington had gross revenues of $97.3 million, comprised primarily of lease rents and tenant reimbursements. Included in rental income in the third quarter of '09 is $1.9 million of deferred maintenance payments we received.

Under GAAP, we are required to recognize revenue in a straight-line basis over the non-cancelable lease term, plus any periods covered by a bargain renewal option. In addition, the amortization of above- and below-market leases are included directly into rental revenue.

In the quarter, cash rents were in excess of GAAP rents by approximately $1.5 million, including the effect of above- and below-market leases. We have also included on page 42 in the supplement our estimates of both cash and GAAP rents for the remainder of 2009 through 2013.

Quarterly G&A decreased approximately $2 million compared to the same quarter last year. The primary drivers for this decrease is negotiated reduction in professional fees and personnel costs.

We recorded a $7 million non-cash gain related to our forward equity commitment entered into in 2008, as a result of the increase in our share price from June to September 2009.

During the second quarter, we wrote off our investment in Concord to $0. So during the third quarter of 2009, the only [T-note] that we recognize related to this investment was the $500,000 cash distribution we received from Concord.

We recorded $23.7 million in impairment charges related primarily to one property in Houston, Texas, that we expect to give back to the lender in the fourth quarter of '09.

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

In discontinued operations, we recognized $6 million in debt satisfaction gains related to the foreclosure of our property previously leased to Circuit City, and $6.1 million in impairment charges relating to the sale or anticipated sale of three assets for prices which are less than our GAAP basis.

On pages 39 and 40 of the supplement, we've disclosed selective income statement data for consolidated but non-wholly owned properties and our joint venture investments.

Turning to the balance sheet, it continued to improve. We had $80.1 million of cash at quarter-end, including cash classified as restricted. Restricted cash balances relate primarily to money held with lenders as escrow deposits on mortgages.

At quarter-end, we had about $2.2 billion of debt outstanding, which had a weighted-average interest rate of about 5.6%. Included in intangibles is the allocation of the purchase price of properties related to in-place and above-market leases in customer relationships in accordance with GAAP. Also, we have approximately $108.9 million in below-market lease liabilities. The significant components of other assets and liabilities are included on page 41 of the supplement.

During the quarter ended September 30, '09, the Company capitalized $2.8 million in lease costs, $1.7 million in TI costs, and $4.2 million in capital improvements.

On pages 28 through 31 of the supplement, we disclose the details of all consolidated mortgage maturities through 2012 including the underlying leases, which support those properties.

Now I'd like for Natasha Roberts to discuss our leasing and expansion activity. Natasha?

 Natasha Roberts - Lexington Realty Trust - EVP & Director of Real Estate

 Thanks, Pat. As of September 30, 2009, our portfolio totaled approximately 42 million square feet, including our interest in the 47 properties that are held in joint ventures. 23 leases were either executed or extended in the quarter, leading to an occupancy level of approximately 92% at quarter-end, which includes our share of the JV property.

Out of the 23 leases that were signed during the quarter, 12 were new and accounted for about 50,000 square feet, and 11 were renewals or extensions, which accounted for about 310,000 square feet.

We lost approximately 370,000 square feet of occupancy due to previously disclosed lease expirations that were not renewed during the quarter.

Subsequent to the close of the quarter on September 30, 2009, we have executed nine leases, totaling 265,000 square feet, and are currently negotiating three new leases and five lease extensions, totaling approximately 900,000 square feet.

Overall, in addition to our current vacancy of 3.4 million square feet, we have approximately 210,000 square feet expiring over the balance of the year. Vacancy is expected to be reduced by the sale of vacant properties, totaling 130,000 to 600,000 square feet, and new and renewal leases, totaling 190,000 to 720,000 square feet.

Accordingly, with these assumptions, we estimate our year-end portfolio square footage to be 41.4 million to 41.9 million square feet and occupancy to be 92% to 94%. 2.2 million square feet of space is scheduled to expire in 2010, and of that, we expect to lease approximately 1.3 million square feet.

We continuously monitor the credit quality of our tenants, and at this time we do not have any material delinquencies in the portfolio. Our credit watch list includes Bi-Lo, a 42,000-square-foot retail facility in Chattanooga, Tennessee; Kmart; and our automotive tenants, including Tower Automotive in Plymouth, Michigan; Dana; and Tenneco Automotive in Marshall, Michigan. All of the tenants are current in their rental obligation to us.

There is increased competition to obtain and retain tenants, and this is reflected in our retenanting assumptions. Our tenant improvement allowances for office tenants range from $0 to $30 per square foot for renewing tenants, and $25 to $40 per square foot for a new tenant.

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

Industrial TIs range from $0 to $2 per square foot for a renewing tenant, and $1.50 to $3.50 for a new tenant. Tenants continue to be focused on flexibility as it relates to lease commencement dates, lease term, and contraction provisions. And in many cases, they're being offered free rent and moving allowances. Leasing commissions range from 0% to 4.5% for a renewing lease, and 4.5% to 6.75% for a new lease, with additional incentives in the form of additional commission and cash bonuses. We have budgeted $4.7 million in tenant improvement allowances and leasing costs for the balance of 2009 and $33.6 million for 2010.

Our CapEx budget for the balance of 2009 is $3.6 million, which includes $2 million for 100 Light Street, and $22 million for 2010, $13 million of which relates to 100 Light Street.

Overall, we are pleased with our leasing success. Tenant retention has been high. Our outlook for 2010 is cautiously optimistic, and we have not had to discount rents significantly to maintain occupancy.

Now I'll turn the call back over to Will.

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Thanks, Natasha. In summary, this was a very good quarter for Lexington. Occupancy held up well. Our leasing continues to be consistent with our expectations. Our balance sheet is vastly improved compared to a year ago, as is our liquidity and financial flexibility and our debt maturity profile.

Operator, I have no further comments at this time, so we're ready for you to conduct the question-and-answer portion of the call.

 QUESTION AND ANSWER

Operator

 Thank you. Today's question-and-answer session will be conducted electronically. (Operator Instructions). Our first question comes from Sheila McGrath with KBW.

 Sheila McGrath - Keefe, Bruyette & Woods - Analyst

 Good morning. Will, I was wondering if you could talk about the acquisition market, kind of pricing and changes in volume, and your thoughts on when LXP — when you're comfortable with the balance sheet to be more on the offensive.

 Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Sure. I think what's interesting to us about the acquisition market right now is that we are seeing a greater flow of transaction opportunities. And they seem to be in sort of a cap rate range of 9% to 9.5%, which is starting to be an attractive spread relative to where acquisitions can be financed. And it's starting to look to us more like the market that we enjoyed in 2003 and 2004, at least from a spread standpoint and a quality of opportunity standpoint. And recall that in mid-2005, when cap rates compressed, we stopped essentially trying to grow the Company from an external standpoint.

The other thing I would point out is that we've used a lot of our financial resources this year to get our leverage down and our debt maturity profile comfortably manageable, as we pointed out. Our exchangeable notes, for example, which has been the maturity that everybody's been pretty concerned about this year, were at the beginning of the year about $211 million, now at $88 million. It's not such a big issue for us, and now they're trading at sort of 95% or 96% of par, with yield-to-put of 7.5%.

So we'd like to use some sale proceeds, going forward, to deleverage the balance sheet further. But if we execute fully on our disposition program this year and with what we want to do next year, we may free up close to $70 million, which would allow us to pay our line down, maybe buy in some more bonds, but also create some excess surplus cash to start looking at some acquisitions again. And we think, with what we're seeing from a cap rate and spread standpoint, that the market, like I said, is starting to look like it did last time that we were active.

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

We acknowledge that we still have some more balance sheet work to do, and we acknowledge that at our current share price, we have a pretty high implied cost of equity. So it may very well be that it's better for us, at least initially, to take advantage of some opportunities in joint venture format.

  Sheila McGrath - Keefe, Bruyette & Woods - Analyst

 And then on the acquisitions in that 9% and 9.5% cap rate range, what would you say kind of loan-to-value and cost of mortgages would be available right now?

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Probably in the 7% to 7.5% range, and we would be for the most part looking at leverage in the 50% to 60% range, which is slightly less than where Lexington's balance sheet is leveraged currently.

  Sheila McGrath - Keefe, Bruyette & Woods - Analyst

 Okay, and last question. Just on the dividend, we have assumed in our model that you do revert back to an all-cash dividend next year, obviously at a lower rate. But I was wondering if you could comment on your thoughts on when you might return to an all-cash dividend.

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Well, we've been working hard all year trying to get the Company back to the point where we can go back to paying the dividend in cash. We think it's important. We think when we do so, it'll be a signal that the balance sheet has been significantly strengthened, and the performance in our portfolio, just from a leasing and rental standpoint, is also robust as well.

So that's been our principal objective this year is to get the Company back to that point. It's extremely important to me. If you look at the Company's history, for 15 years after we went public, we paid a dividend that grew every year. So, again, it's a very important objective for me to get back to that point. And also, when we do reestablish paying the dividend in cash, that it's at a conservative level from a coverage standpoint, in relation to our funds from operations. And when we do that, I think the debate will be about what the sustainable growth rate is of the dividend, not whether the dividend is sustainable.

But beyond that, our dividend is declared at the board level next month, and we look forward to reporting to you whatever that dividend decision and declaration is.

  Sheila McGrath - Keefe, Bruyette & Woods - Analyst

 Okay, thank you.

 Operator

 And our next question comes from John Guinee with Stifel. Your line is open.

  John Guinee - Stifel Nicolaus - Analyst

 Hi. John Guinee here. Just sort of building on that question, which I think is a very good and important one, where do you see your taxable income in 2010?

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Well, John, we haven't given guidance for 2010, but I believe that you have an estimate in your model of about $0.40 per share.

  John Guinee - Stifel Nicolaus - Analyst

 I think so.

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 And I think that recognizing that if you began with a base taxable income number of the Company for 2009, which we'd previously discussed, and work that down, since we thought that 2010 would be a slightly weaker year operationally. And then the other thing, obviously, is that the share count is increased this year.

So I think that your base estimate of taxable income is sensible. The only thing I would point out is that, from transaction activity, that number could be moved up or down. So we're going to — we can't — we won't be giving guidance to 2010 on today's call.

  John Guinee - Stifel Nicolaus - Analyst

 Sensible, you said?

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 As far as your model working?

  John Guinee - Stifel Nicolaus - Analyst

 Yes.

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Yes.

  John Guinee - Stifel Nicolaus - Analyst

 All right. Sensible. I like that. Okay, and Natasha, you've got 1.1 million square feet of known rollouts in 2010. Can you walk us through those very quickly?

  Natasha Roberts - Lexington Realty Trust - EVP & Director of Real Estate

 Well, I had 2.2 million square feet scheduled to expire in 2010.

  John Guinee - Stifel Nicolaus - Analyst

 Oh, I thought you —

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 (Inaudible — multiple speakers)

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

  John Guinee - Stifel Nicolaus - Analyst

 — you expected to renew 1.3 million of that, roughly?

  Natasha Roberts - Lexington Realty Trust - EVP & Director of Real Estate

 1.3 million of that. That's correct.

  John Guinee - Stifel Nicolaus - Analyst

 So what do we not expect to renew?

  Natasha Roberts - Lexington Realty Trust - EVP & Director of Real Estate

 I know that I'm not going to renew Atlas Cold — I'm sorry. I need to get my list. In 2010, we are not renewing Nextel. I expect a renewal on Metris. In 2010, the Cap One buildings, I'm going to have some vacancy, there because we're not renewing with Cap One, but they're multi-tenant. In Beaumont, I expect vacancy. Entergy has signed a renewal. UnitedHealthcare, we're working on a renewal. 3M, we're working on a renewal. La-Z-Boy will not be renewing. Owens Corning — it's up in the air, but I expect a renewal.

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 And John, that La-Z-Boy facility is almost 640,000 feet, so that's a big percentage of the square footage.

  John Guinee - Stifel Nicolaus - Analyst

 Okay.

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 But the retention profile in office is pretty strong.

  John Guinee - Stifel Nicolaus - Analyst

 Okay. Anything else, Natasha, or is that it?

  Natasha Roberts - Lexington Realty Trust - EVP & Director of Real Estate

 Duluth in the retail, they will be vacating.

  John Guinee - Stifel Nicolaus - Analyst

 Okay. All right. And then I guess last question — since Pat hasn't talked yet, he could answer this — is are there any unlevered assets in your portfolio which are not part of the borrowing base for the credit facility, so they're completely unlevered in all way, shape, and form?

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

  Pat Carroll - Lexington Realty Trust - EVP, CFO, and Treasurer

 Yes, John, there are a few of them. Majority of them don't have occupancy over 80%, like, for instance, Light Street isn't in — has no loan. It's not on the borrowing base. There are a couple of assets that are free and clear that we will be sending over to the banks to get them to put into the borrowing base to increase the availability. But there are a handful of assets that are free and clear of direct mortgage debt as borrowing base collateral.

  John Guinee - Stifel Nicolaus - Analyst

 Okay. And then the last question. Our friends at Franklin Street Partners acknowledged that Ober Kaler will most likely leave 120 East Baltimore Street in Downtown Baltimore, across the street from us, in 2011. And it seems that our friends in the Legg Mason facilities department think that Ober Kaler may go to that new building, while our friends at 100 Light Street think that Ober Kaler may go there. Do you have any update on that?

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 No, we don't. We are optimistic that we'll be able to land our first large tenant at Light Street in the near future, over the next few months. But I can't comment specifically about who that might be.

  John Guinee - Stifel Nicolaus - Analyst

 All right. And then finally, how is the knee progressing in rehab?

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 It's healing, John, but I believe the Lexington balance sheet has healed faster.

  John Guinee - Stifel Nicolaus - Analyst

 Oh, boy, that's brilliant. All right, thanks.

 Operator

 (Operator Instructions). Our next question comes from the line of Anthony Paolone from JPMorgan. Your line is open.

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 Hey, thank you. I noticed — I think EBITDA in the JV portfolio dropped off sequentially pretty notably. Can you tell us why that was?

  Pat Carroll - Lexington Realty Trust - EVP, CFO, and Treasurer

 Yes, there's two things in that. One, we had — the main thing is we had a joint venture that had a net lease hotel. That lease expired at the end of June. And since it was an operating hotel now, we have written off our investment down to zero. So we didn't recognize any of the earnings that we had in the second quarter in the third quarter, because there was no longer a master lease. So that's really the difference in the drop in the equity and earnings.

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 Okay. What happens to that asset?

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

  Pat Carroll - Lexington Realty Trust - EVP, CFO, and Treasurer

 We're going to sell it for a couple $100,000s. And it'll be done. It won't be in our numbers going forward either.

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 Okay, so kind of where EBITDA was in 3Q is kind of where it ought to be going forward about —

  Pat Carroll - Lexington Realty Trust - EVP, CFO, and Treasurer

 For the joint ventures, yes. If you look at the reconciliation of the FFO on page 4 — page 2 of the supplement, that $6.5 million impairment loss JV. That's that joint venture.

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 Got it. And then Will, I think, mentioned on the balance sheet there's about $61 million. I think it's in notes receivables. What's behind that? What's the prospect of either selling some of that or getting repaid on those, near term?

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Yes, I mean, they're mainly first mortgage loans, Tony, on properties that we've sold over the years and taken back financing. There's nothing immediate that I think would get paid off, but they are notes that we would collect on, and we could certainly go to the borrowers and offer them early terms if we wanted to.

But the notes are good. I don't see from a liquidity standpoint that we need to try to pull in that leverage to create cash. But I think that that has just been an overlooked asset on the balance sheet that — into a strengthening debt market in this past quarter, we turned some of it into cash.

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 Okay.

  Pat Carroll - Lexington Realty Trust - EVP, CFO, and Treasurer

 They're all performing. There's no delinquency in those notes at all.

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 Okay, what — do you have a sense as to what the yield is on that balance right now?

  Pat Carroll - Lexington Realty Trust - EVP, CFO, and Treasurer

 Top of my head, I don't. I think the rates on the mortgages were in the 6%s to 7% rate — range.

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 Okay. And then about the —

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Tony, next quarter we'll schedule it out in the supplemental.

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 That's fine. Fair enough. And then you mentioned the taxable earnings and your taxable income in 2009 you talked about before, but I just forget what that was. Can you refresh us on that?

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Well, it was in a response to John's question, and based on his model, he thinks the number's about $0.40, which is — you're talking about 2010, Tony?

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 No, I was — you said — when you were talking about John's model, you were using 2009 as a starting point, and I was wondering what that starting point was.

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Sort of between low $0.60s to mid-$0.60s on a per-share basis, which would be diluted down by the increase in the share count and generally running the Company with lower occupancy in 2010 than we would have in 2009.

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 Okay. And then on the —

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 The share count's increased by about 25% this year.

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 Got it. And then on the direct equity program, how much is left on that, and how do you think about using it?

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 In the direct stock purchase plan, I think we have about 3.5 million shares, and there's 9 million shares in our after-market program. We sold some stock over a couple of month period ending sort of before Columbus Day when there was a fairly strong market for REITs. So we haven't sold any stock in the last month or so when it's been softer. So it's nice to have it there, but can't comment on when or where we might raise capital again by using it.

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 Okay. And then just last question, in your discussion about selling some underperforming assets or some of the vacant stuff, I'm just curious, is there much in the way of vacant assets that are encumbered by debt where you're just operating a loss right now? Is there much of that in the portfolio?

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 There is, Tony. There's three or four assets that fit that description right now, and that would be in our — those assets would be in our sort of forward disposition profile, either to go back to the lenders or to be sold for a nominal amount of cash above the debt.

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 Okay, and what was the decision to even have those at this point? Was the debt crossed with some other operating asset, or why not have given those back already?

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Well, what's driving it, Tony, is a couple of things. You don't want to be giving too much property back at any one time. And there've been two assets there where we thought we might get leases on, and we've just been unable to do so, and that's changed our thinking about it.

  Anthony Paolone - JPMorgan Chase & Co. - Analyst

 Okay. Thank you.

 Operator

 That concludes today's question-and-answer session. At this time, I would like to turn the call back over to Mr. Will Eglin for any additional or closing remarks.

  Will Eglin - Lexington Realty Trust - President, CEO, and COO

 Once again, thanks for joining us this morning. We continue to be very excited about our prospects, and as always, we appreciate your participation and support.

If you would like to receive our quarterly supplemental package, please contact Lisa Soares, or you can find additional information on the Company on our website at www.lxp.com. In addition, you may contact me or the other members of senior management with any questions. Thank you and have a good day, everyone.

 Operator

 Thank you. That concludes today's conference. Thank you for your participation.

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Final Transcript
Nov. 05. 2009 / 11:00AM ET, LXP - Q3 2009 Lexington Realty Trust Earnings Conference Call

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